UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 31, 2009

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 31, 2009, we entered into stock option termination agreements (“Stock Option Termination Agreements”) with certain of our executive officers and directors, pursuant to which certain stock options (“Subject Stock Options”) previously granted to such persons were terminated.

Pursuant to the Stock Option Termination Agreements, each applicable executive officer and director and the Company acknowledged and agreed that the rights, interests and claims of such executive officers and directors in respect of the Subject Stock Options terminated, with the Company having no further obligations in respect thereof.

The executive officers and directors that entered into Stock Option Termination Agreements, and the aggregate number of shares underlying the Subject Stock Options terminated pursuant to such agreements, are as follows:

		Number of Shares Underlying
Name	Title	Cancelled Stock Options	Exercise Price
Lynn A. Peterson	Director, President & CEO	500,000	$6.26
James E. Catlin	Chairman, Executive V.P. & COO	500,000	$6.26
Rodney D. Knutson	Director	50,000	$6.26
Herrick K. Lidstone, Jr.	Director	50,000	$6.26
Don A. McDonald	Director	50,000	$6.26

A copy of the form of Stock Option Termination Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01                     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Form of Stock Option Termination Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ J. Keith Doss
J. Keith Doss Secretary, Treasurer and Chief Financial Officer

Date: January 5, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Stock Option Termination Agreement